UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2008

SJ ELECTRONICS, INC.

(Exact name of Registrant as specified in charter)

Nevada	00052284	87-0530644
(State of Incorporation)	(Commission File No.)	(IRS Employer
		Identification Number)

5F, No.166, Sinhu 2nd Road
Neihu District, Taipei City 114
Taiwan
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (011)-8862-8791-8838

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

☐	Soliciting material pursuant to Rule14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 5, 2008, SJ Electronics, Inc. (the “Company”) entered into and consummated a Securities Purchase Agreement (the “Purchase Agreement”) to sell to certain accredited investors and to one non-US person for an aggregate purchase price of $700,000 an aggregate of $700,000 in principal amount of the Company’s 10% Notes Due 2009 (the “Notes”). In addition, pursuant to the Purchase Agreement Yu Ping “Agatha” Shen, the Chairman and the Chief Financial Officer of the Company, agreed to transfer to each purchaser of Notes one share of the Company’s Common Stock, par value $.001 per share, for every dollar paid by such purchaser pursuant to the Purchase Agreement.

The Notes mature on the date which is the earlier of (a) March 5, 2009 or (b) the closing date of any equity or debt financing of the Company or any current or future subsidiary of the Company in which the gross proceeds payable to the Company and/or such subsidiary shall exceed $1,000,000.

The Notes pay interest (accruing monthly at the rate of 10% per annum) at maturity. The Notes are unsecured.

The Company relied upon exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Act”) for the private placement of these securities pursuant to Section 4(2) of the Act and/or Regulation D and Regulation S promulgated thereunder.

On September 11, 2008, the Company issued a press release announcing the sale of the notes to the investors, a copy of which is attached hereto as Exhibit 99.1.

Item 2.03 Creation of a Direct Financial Obligation.

See Item 1.01 above, which is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

See Item 1.01 above, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

The following are filed as exhibits to this report:

Exhibit No.	Description
Exhibit 10.1	Form of Securities Purchase Agreement by and among the Company and the investors thereto, dated as of September 5, 2008.
Exhibit 10.2	Form of 10% Note Due 2009 of the Company dated September 5, 2008.
Exhibit 99.1	Press Release of the Company dated September 11, 2008.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SJ Electronics, Inc.

September 11, 2008	By:	/s/ Agatha Shen
Agatha Shen
Chairman and Chief Financial Officer